Exhibit 99

2000 Westchester Avenue, Purchase, New York 10577 • (914) 701-8000

FOR IMMEDIATE RELEASE

Contacts:	Investors – InvestorRelations@atlasair.com Media – CorpCommunications@atlasair.com

Atlas Air Worldwide

Reports Fourth-Quarter and Full-Year 2020 Results

Fourth-Quarter 2020 Results

•	Reported Net Income Increased to $184.0 Million
•	Adjusted Net Income Grew to $143.2 Million
•	Adjusted EBITDA Totaled $279.7 Million

Full-Year 2020 Results

•	Reported Net Income Improved to $360.3 Million
•	Adjusted Net Income Rose to $379.0 Million
•	Adjusted EBITDA Totaled $844.2 Million

PURCHASE, N.Y., February 18, 2021 – Atlas Air Worldwide Holdings, Inc. (Nasdaq: AAWW) today announced strong increases in volumes, revenue and earnings for the fourth quarter and full year of 2020. These results were driven by ongoing demand for our assets and services and our operational execution. The company also provided an outlook for first-quarter 2021 earnings growth.

On a reported basis, net income totaled $184.0 million, or $6.15 per diluted share, for the three months ended December 31, 2020. Results compare with a reported loss of $410.2 million, or $15.86 per diluted share, for the three months ended December 31, 2019, which was primarily due to a noncash special charge of $616.2 million ($485.2 million after tax).

On an adjusted basis, EBITDA rose to $279.7 million in the fourth quarter of 2020 compared with $204.7 million in the prior-year period. Adjusted net income increased to $143.2 million, or $4.83 per diluted share, in the fourth quarter of 2020 compared with $98.2 million, or $3.80 per diluted share, in the prior-year period.

“We finished this unprecedented year on a strong note, with financial and operating results that exceeded our expectations. I’d like to thank everyone at Atlas for stepping up to deliver an extraordinary peak season and full year for our business and our customers,” said President and Chief Executive Officer John Dietrich.

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“In the face of unrelenting operational complexities driven by the COVID-19 pandemic, we added widebody capacity, increased aircraft utilization and grew block hours to carry historic volumes, including essential goods that businesses, communities and individuals require as well as holiday e-commerce packages.

“We are leveraging our unrivaled portfolio of assets and the scale of our global network. We are also continuing to diversify our customer base and have entered into numerous long-term charter agreements with strategic customers, such as Cainiao, Flexport and HP Inc. These agreements will provide reliable and attractive revenue streams for the years ahead.

“Providing our customers with modern, fuel-efficient aircraft has been a longstanding priority at Atlas, and we were excited to announce that we ordered four new 747-8Fs from Boeing. This acquisition underscores that commitment and also demonstrates our focus on environmental stewardship through the reduction of aircraft noise, emissions and fuel consumption. The 747-8F provides 20% higher payload capacity and 16% lower fuel consumption than the very capable 747-400F, and has 25% higher capacity than the new-technology 777-200LRF. In addition, the advanced engines on the 747-8F reduce noise by approximately 30% compared to the previous generation of aircraft.

“As the world’s largest 747 freighter operator, the -8F is core to our business, and complements our diverse fleet of 747-400s, 777s, 767s and 737s. We are expecting delivery of these new aircraft from May through October 2022, and they will play a key role in advancing Atlas’ strategic growth plans for decades to come.”

He concluded: “The strong demand for our aircraft and services has continued into this quarter. We expect to fly approximately 85,000 block hours in the first quarter of 2021, with revenue of approximately $820 million, and adjusted EBITDA of about $150 million. In addition, we expect first-quarter 2021 adjusted net income to grow approximately 60% to 65% compared with adjusted net income of $29.9 million in the first quarter of 2020.*

“Due to ongoing uncertainty related to the pandemic and associated market dynamics, including ever-changing border restrictions, new variants of COVID-19 and surges in cases globally, we are not providing a full-year 2021 earnings outlook at this time.”

Fourth-Quarter Results

Volumes in the fourth quarter of 2020 increased to 96,079 block hours compared with 84,488 in the fourth quarter of 2019, with revenue growing to $932.5 million versus $747.0 million in 2019.

ACMI segment revenue during the period primarily reflected lower levels of flying driven by the redeployment of 747-400 aircraft to the Charter segment to support long-term charter programs with customers seeking to secure committed cargo capacity. This was partially offset by an increase in aircraft utilization and higher CMI flying.

ACMI segment contribution included higher pilot costs related to premium pay for pilots operating in certain areas significantly impacted by COVID-19 and increased pay rates we provided to our pilots in May 2020. In addition, ACMI segment contribution reflected higher heavy maintenance expense, including additional engine overhauls performed to take advantage of slot availability and vendor pricing discounts, and the redeployment of 747-400 aircraft to the Charter segment. These items were partially offset by increased aircraft utilization and an increase in CMI flying.

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Higher Charter segment revenue during the quarter was primarily due to an increase in flying, partially offset by a slight decrease in the average revenue per block hour due to lower fuel costs.

Charter segment contribution was primarily driven by an increase in commercial cargo yields (excluding fuel) and demand for our services, reflecting a reduction of available cargo capacity in the market, the disruption of global supply chains due to the pandemic and our ability to increase aircraft utilization. In addition, segment contribution benefited from a reduction in aircraft rent and depreciation, the redeployment of 747-400 aircraft from the ACMI segment and the operation of a 777-200 freighter previously in our Dry Leasing business. These improvements were partially offset by: higher heavy maintenance expense, including additional engine overhauls performed to take advantage of slot availability and vendor pricing discounts; fewer charters for sports teams and fans as sports leagues cancelled games; higher pilot costs related to premium pay for pilots operating in certain areas significantly impacted by COVID-19; and increased pay rates we provided to our pilots in May 2020.

In Dry Leasing, lower segment revenue and contribution in the fourth quarter of 2020 primarily related to changes in leases and the disposition of certain nonessential Dry Leased aircraft during the first quarter of 2020.

Lower unallocated income and expenses, net, during the quarter primarily reflected CARES Act grant income of $67.2 million.

Reported results in the fourth quarter of 2020 included an effective income tax rate of 24.1%. On an adjusted basis, our results reflected an effective income tax rate of 23.9%.

Full-Year Results

Volumes in 2020 grew to 344,821 block hours compared with 321,140 in 2019, with revenue increasing to $3.21 billion in 2020 from $2.74 billion in 2019.

For the twelve months ended December 31, 2020, our reported net income totaled $360.3 million, or $13.50 per diluted share, which included a $71.1 million unrealized loss on financial instruments. Reported results for the twelve months ended December 31, 2019, reflected a net loss of $293.1 million, or $11.35 per diluted share, which included a noncash special charge of $638.4 million ($503.1 million after tax), partially offset by an unrealized gain on financial instruments of $75.1 million.

On an adjusted basis, EBITDA grew to $844.2 million in 2020 compared with $504.8 million in 2019. For the twelve months ended December 31, 2020, adjusted net income increased to $379.0 million, or $13.67 per diluted share, compared with $139.6 million, or $5.24 per diluted share, in 2019.

Reported results in 2020 included an effective income tax rate of 27.5%. On an adjusted basis, our results reflected an effective income tax rate of 22.9%.

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Cash

At December 31, 2020, our cash and cash equivalents, short-term investments and restricted cash totaled $856.3 million, compared with $114.3 million at December 31, 2019.

Our improved cash balance primarily reflected cash provided by operating activities, and also included the funds we received through the Payroll Support Program available to air cargo carriers under the CARES Act, partially offset by cash used for investing and financing activities.

Net cash used for investing activities during 2020 primarily related to capital expenditures and payments for flight equipment and modifications, including spare engines and GEnx engine performance upgrade kits, partially offset by proceeds from the disposal of nonessential aircraft. Net cash used for financing activities during the year primarily related to payments on debt obligations, including our revolving credit facility, partially offset by debt issuances.

Amazon Warrants

On October 9, 2020, Amazon elected a cashless exercise with respect to 3,607,477 shares vested under a Warrant issued in 2016. As a result, Amazon acquired 1,375,421 shares of AAWW common stock.

On January 27, 2021, Amazon elected a cashless exercise with respect to 4,150,529 shares vested under Warrants issued in 2016. As a result, Amazon acquired 1,280,450 shares of AAWW common stock.

Labor

Our work continues to complete a new joint collective bargaining agreement with our pilots in connection with the merger between Atlas Air and Southern Air. Formal negotiations with the pilots’ union have recently concluded, and we are moving on to binding interest arbitration on the remaining open issues. This arbitration is scheduled to begin in mid-March 2021.

Outlook*

We expect to fly approximately 85,000 block hours in the first quarter of 2021, with revenue of approximately $820 million, and adjusted EBITDA of about $150 million. In addition, we expect first-quarter 2021 adjusted net income to grow approximately 60% to 65% compared with adjusted net income of $29.9 million in the first quarter of 2020.*

We anticipate first-quarter results to continue to be impacted by ongoing pandemic-related expenses, including pilot premium pay and operational costs for providing a safe working environment for our employees. We also expect higher pilot costs related to increased pay rates we provided to our pilots in May 2020 and higher scheduled heavy maintenance expense.

For the full year in 2021, we expect aircraft maintenance expense to be lower than 2020, and depreciation and amortization to total about $270 million. In addition, core capital expenditures, which exclude aircraft and engine purchases, are projected to total approximately $110 to $120 million, mainly for parts and components for our fleet.

Committed expenditures to acquire aircraft and spare engines are expected to be $264.7 million in 2021. These expenditures include 747-400 passenger aircraft (to be used for replacement of older passenger aircraft as well as engines and spare parts), spare engines, and our January 2021 agreement to purchase four 747-8F aircraft from Boeing that are expected to be delivered from May 2022 through October 2022.

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Due to ongoing uncertainty related to the pandemic and associated market dynamics, including ever-changing border restrictions, new variants of COVID-19 and surges in cases globally, we are not providing a full-year 2021 earnings outlook at this time. We will provide updates as the year progresses.

We provide guidance on an adjusted basis because we are unable to predict, with reasonable certainty, the effects of future gains and losses on asset sales, special charges and other unanticipated items that could be material to our reported results.*

Conference Call

Management will host a conference call to discuss Atlas Air Worldwide’s fourth-quarter and full-year 2020 financial and operating results at 11:00 a.m. Eastern Time on Thursday, February 18, 2021.

Interested parties may listen to the call live at Atlas Air Worldwide’s Investor site or at https://edge.media-server.com/mmc/p/kdnn77fd.

For those unable to listen to the live call, a replay will be archived on the Investor site following the call. A replay will also be available through February 25 by dialing (855) 859-2056 (U.S. Toll Free) or (404) 537-3406 (from outside the U.S.) and using Access Code 2969689#.

About Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with U.S. GAAP, we present certain non-GAAP financial measures to assist in the evaluation of our business performance. These non-GAAP measures include Adjusted EBITDA; Adjusted net income; Adjusted Diluted EPS; Adjusted effective tax expense (benefit) rate; and Free Cash Flow, which exclude certain noncash income and expenses, and items impacting year-over-year comparisons of our results. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for Net income (loss); Diluted EPS; Effective tax rate; and Net Cash Provided by Operating Activities, which are the most directly comparable measures of performance prepared in accordance with U.S. GAAP.

Our management uses these non-GAAP financial measures in assessing the performance of the company’s ongoing operations and in planning and forecasting future periods. We believe that these adjusted measures, when considered together with the corresponding U.S. GAAP financial measures and the reconciliations to those measures, provide meaningful supplemental information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. For example:

•	Adjusted EBITDA; Adjusted net income; and Adjusted Diluted EPS provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance. In addition, management’s incentive compensation is determined, in part, by using Adjusted EBITDA and Adjusted net income.

•	Adjusted effective tax rate provides improved insight into the tax effects of our ongoing business operations.

•	Free Cash Flow helps investors assess our ability, over the long term, to create value for our shareholders as it represents cash available to execute our capital allocation strategy.

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*We provide guidance on an adjusted basis and are unable to provide forward-looking guidance on a U.S. GAAP basis or a reconciliation to the most directly comparable U.S. GAAP measures because we are unable to predict with reasonable certainty the ultimate outcome of certain significant items, including future gains and losses on asset sales, special charges and other unanticipated items. These items are uncertain, depend on various factors, and could have a material impact on our U.S. GAAP results.

About Atlas Air Worldwide:

Atlas Air Worldwide is a leading global provider of outsourced aircraft and aviation operating services. It is the parent company of Atlas Air, Inc., Southern Air Holdings, Inc. and Titan Aviation Holdings, Inc., and is the majority shareholder of Polar Air Cargo Worldwide, Inc. Our companies operate the world’s largest fleet of 747 freighter aircraft and provide customers the broadest array of Boeing 747, 777, 767 and 737 aircraft for domestic, regional and international cargo and passenger operations.

Atlas Air Worldwide’s press releases, SEC filings and other information may be accessed through the company’s home page, www.atlasairworldwide.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide’s current views with respect to certain current and future events and financial performance. Those statements are based on management’s beliefs, plans, expectations and assumptions, and on information currently available to management. Generally, the words “will,” “may,” “should,” “expect,” “anticipate,” “intend,” “plan,” “continue,” “believe,” “seek,” “project,” “estimate,” and similar expressions used in this release that do not relate to historical facts are intended to identify forward-looking statements.

Such forward-looking statements speak only as of the date of this release. They are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Atlas Air Worldwide and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to effectively operate the network service contemplated by our agreements with Amazon; our ability to coordinate with Amazon to accept newly converted aircraft; the possibility that Amazon may terminate its agreements with the companies; the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives, pilots and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; changes in U.S. and foreign government trade policies; economic conditions; the impact of geographical events or health epidemics such as the COVID-19 pandemic; our compliance with the requirements and restrictions under the Payroll Support Program; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; significant data breach or disruption of our information technology systems; labor costs and relations, work stoppages and service slowdowns; the outcome of pending negotiations and arbitration with our pilots’ union; financing costs; the cost and availability of war risk insurance; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; anticipated and future litigation; and other risks and uncertainties set forth from time to time in Atlas Air Worldwide’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed by Atlas Air Worldwide with the Securities and Exchange Commission. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

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Except as stated in this release, Atlas Air Worldwide is not providing guidance or estimates regarding its anticipated business and financial performance for 2021 or thereafter.

Atlas Air Worldwide assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law and expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

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Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Operating Revenue	$932,475	$747,049	$3,211,116	$2,739,189

Operating Expenses
Salaries, wages and benefits	203,363	166,900	737,963	599,811
Maintenance, materials and repairs	127,211	76,370	506,297	381,701
Aircraft fuel	130,976	132,216	440,649	483,827
Depreciation and amortization	68,667	60,428	257,672	251,097
Navigation fees, landing fees and other rent	45,198	34,341	155,107	144,809
Travel	40,043	48,698	154,792	189,211
Passenger and ground handling services	40,467	33,560	138,822	130,698
Aircraft rent	24,343	33,368	96,865	155,639
Loss (gain) on disposal of aircraft	(370)	5,309	(7,248)	5,309
Special charge, net	(216)	616,243	16,265	638,373
Transaction-related expenses	494	579	2,780	4,164
Other	58,455	54,973	216,384	215,521
Total Operating Expenses	738,631	1,262,985	2,716,348	3,200,160

Operating Income (Loss)	193,844	(515,936)	494,768	(460,971)

Non-operating Expenses (Income)
Interest income	(147)	(321)	(1,076)	(4,296)
Interest expense	27,886	29,815	114,635	120,330
Capitalized interest	(397)	(331)	(925)	(2,274)
Loss on early extinguishment of debt	-	-	81	804
Unrealized (gain) loss on financial instruments	(2,298)	3,791	71,053	(75,109)
Other income, net	(73,661)	(27,072)	(185,742)	(27,668)
Total Non-operating Expenses (Income)	(48,617)	5,882	(1,974)	11,787

Income (loss) before income taxes	242,461	(521,818)	496,742	(472,758)
Income tax expense (benefit)	58,494	(111,573)	136,456	(179,645)

Net Income (Loss)	$183,967	$(410,245)	$360,286	$(293,113)

Earnings (Loss) per share:
Basic	$6.72	$(15.86)	$13.64	$(11.35)
Diluted	$6.15	$(15.86)	$13.50	$(11.35)

Weighted average shares:
Basic	27,395	25,869	26,408	25,828
Diluted	29,666	25,869	26,690	25,828

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Atlas Air Worldwide Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except share data)

(Unaudited)

	December 31, 2020	December 31, 2019

Assets
Current Assets
Cash and cash equivalents	$845,589	$103,029
Restricted cash	10,692	10,401
Short-term investments	-	879
Accounts receivable, net of allowance of $1,233 and $1,822, respectively	265,521	290,119
Prepaid expenses, assets held for sale and other current assets	95,919	228,103
Total current assets	1,217,721	632,531
Property and Equipment
Flight equipment	5,061,387	4,880,424
Ground equipment	86,670	83,584
Less: accumulated depreciation	(1,147,613)	(977,883)
Flight equipment modifications in progress	110,150	67,101
Property and equipment, net	4,110,594	4,053,226
Other Assets
Operating lease right-of-use assets	255,805	231,133
Deferred costs and other assets	374,242	391,895
Intangible assets, net and goodwill	70,826	76,856
Total Assets	$6,029,188	$5,385,641

Liabilities and Equity
Current Liabilities
Accounts payable	$107,604	$79,683
Accrued liabilities	583,160	481,725
Current portion of long-term debt and finance leases	298,690	395,781
Current portion of long-term operating leases	157,732	141,973
Total current liabilities	1,147,186	1,099,162
Other Liabilities
Long-term debt and finance leases	2,020,451	1,984,902
Long-term operating leases	318,850	392,832
Deferred taxes	203,586	74,040
Financial instruments and other liabilities	77,576	42,526
Total other liabilities	2,620,463	2,494,300
Commitments and contingencies
Equity
Stockholders’ Equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued	-	-
Common stock, $0.01 par value; 100,000,000 shares authorized; 32,877,533 and 31,048,842 shares issued, 27,517,297 and 25,870,876 shares outstanding (net of treasury stock), as of December 31, 2020 and December 31, 2019, respectively	329	310
Additional paid-in-capital	873,874	761,715
Treasury stock, at cost; 5,360,236 and 5,177,966 shares, respectively	(217,889)	(213,871)
Accumulated other comprehensive loss	(1,904)	(2,818)
Retained earnings	1,607,129	1,246,843
Total stockholders’ equity	2,261,539	1,792,179
Total Liabilities and Equity	$6,029,188	$5,385,641

[1]	Balance sheet debt at December 31, 2020 totaled $2,319.1 million, including the impact of $50.6 million of unamortized discount and debt issuance costs of $29.3 million, compared with $2,380.7 million, including the impact of $68.6 million of unamortized discount and debt issuance costs of $35.1 million at December 31, 2019.
[2]	The face value of our debt and finance leases at December 31, 2020 totaled $2,399.0 million, compared with $2,484.4 million on December 31, 2019.

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Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For the Twelve Months Ended
	December 31, 2020	December 31, 2019

Operating Activities:
Net Income (Loss)	$360,286	$(293,113)

Adjustments to reconcile Net Income (Loss) to net cash provided by operating activities:
Depreciation and amortization	328,101	316,821
Accretion of debt securities discount	(2)	(244)
Provision for expected credit losses	463	41
Loss on early extinguishment of debt	81	804
Special charge, net of cash payments	16,265	638,373
Unrealized loss (gain) on financial instruments	71,053	(75,109)
Loss (gain) on disposal of aircraft	(7,248)	5,309
Deferred taxes	133,598	(180,553)
Stock-based compensation	21,997	25,189
Changes in:
Accounts receivable	26,132	(22,524)
Prepaid expenses, current assets and other assets	(56,716)	(66,843)
Accounts payable, accrued liabilities and other liabilities	115,532	(47,807)
Net cash provided by operating activities	1,009,542	300,344
Investing Activities:
Capital expenditures	(78,933)	(133,554)
Payments for flight equipment and modifications	(184,273)	(214,236)
Investment in joint ventures	(9,298)	(2,028)
Proceeds from insurance	-	38,133
Proceeds from investments	881	15,624
Proceeds from disposal of aircraft	126,335	10,300
Net cash used for investing activities	(145,288)	(285,761)
Financing Activities:
Proceeds from debt issuance	417,733	115,992
Payment of debt issuance costs	(6,100)	(2,404)
Payments of debt and finance lease obligations	(429,749)	(344,674)
Proceeds from revolving credit facility	75,000	100,000
Payment of revolving credit facility	(175,000)	-
Customer maintenance reserves and deposits received	15,168	14,736
Customer maintenance reserves paid	(14,437)	(8,174)
Treasury shares withheld for payment of taxes	(4,018)	(9,370)
Net cash used for financing activities	(121,403)	(133,894)
Net increase (decrease) in cash, cash equivalents and restricted cash	742,851	(119,311)
Cash, cash equivalents and restricted cash at the beginning of period	113,430	232,741
Cash, cash equivalents and restricted cash at the end of period	$856,281	$113,430

Noncash Investing and Financing Activities:
Acquisition of property and equipment included in Accounts payable and accrued liabilities	$36,619	$37,390
Acquisition of property and equipment acquired under operating leases	$91,538	$28,827
Acquisition of flight equipment under finance lease	$18,476	$10,825
Customer maintenance reserves settled with sale of aircraft	$6,497	$-
Issuance of shares related to settlement of warrant liability	$49,545	$-

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Atlas Air Worldwide Holdings, Inc.
Direct Contribution
(in thousands)
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Operating Revenue:
ACMI	$337,718	$344,901	$1,211,169	$1,247,770
Charter	559,218	361,021	1,855,230	1,305,860
Dry Leasing	41,609	43,453	165,181	200,781
Customer incentive asset amortization	(10,676)	(7,117)	(39,090)	(33,135)
Other	4,606	4,791	18,626	17,913
Total Operating Revenue	$932,475	$747,049	$3,211,116	$2,739,189

Direct Contribution:
ACMI	$70,321	$104,412	$179,946	$218,459
Charter	186,303	69,817	559,673	149,372
Dry Leasing	11,023	11,740	41,070	70,386
Total Direct Contribution for Reportable Segments	267,647	185,969	780,689	438,217

Unallocated expenses and (income), net	(27,576)	(81,865)	(201,016)	(337,434)
Loss on early extinguishment of debt	-	-	(81)	(804)
Unrealized gain (loss) on financial instruments	2,298	(3,791)	(71,053)	75,109
Special charge, net	216	(616,243)	(16,265)	(638,373)
Transaction-related expenses	(494)	(579)	(2,780)	(4,164)
Gain (loss) on disposal of aircraft	370	(5,309)	7,248	(5,309)
Income (loss) before income taxes	242,461	(521,818)	496,742	(472,758)

Add back (subtract):
Interest income	(147)	(321)	(1,076)	(4,296)
Interest expense	27,886	29,815	114,635	120,330
Capitalized interest	(397)	(331)	(925)	(2,274)
Loss on early extinguishment of debt	-	-	81	804
Unrealized (gain) loss on financial instruments	(2,298)	3,791	71,053	(75,109)
Other income, net	(73,661)	(27,072)	(185,742)	(27,668)
Operating Income (Loss)	$193,844	$(515,936)	$494,768	$(460,971)

Atlas Air Worldwide uses an economic performance metric, Direct Contribution, to show the profitability of each of its segments after allocation of direct operating and ownership costs. Atlas Air Worldwide currently has the following reportable segments: ACMI, Charter, and Dry Leasing.

Direct Contribution consists of net income (loss) before income taxes, excluding loss on early extinguishment of debt, unrealized (loss) gain on financial instruments, special charge, net, transaction-related expenses, gain (loss) on disposal of aircraft, and unallocated income and expenses, net.

Direct operating and ownership costs include crew costs, maintenance, fuel, ground operations, sales costs, aircraft rent, interest expense on the portion of debt used for financing aircraft, interest income on debt securities, and aircraft depreciation.

Unallocated income and expenses, net include corporate overhead, nonaircraft depreciation, noncash expenses and income, interest expense on the portion of debt used for general corporate purposes, interest income on nondebt securities, capitalized interest, foreign exchange gains and losses, other revenue, other nonoperating costs and CARES Act grant income.

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Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	December 31, 2020	December 31, 2019	Percent Change

Net Income (Loss)	$183,967	$(410,245)	144.8%
Impact from:
CARES Act grant income[1]	(67,212)	-
Customer incentive asset amortization	10,676	7,117
Special charge, net	(216)	616,243
Leadership transition costs	128	3,343
Noncash expenses and income, net[2]	4,599	4,524
Unrealized (gain) loss on financial instruments	(2,298)	3,791
Other, net[3]	166	6,177
Income tax effect of reconciling items	13,410	(132,754)
Special tax item[4]	-	(3)
Adjusted Net Income	$143,220	$98,193	45.9%

Adjusted weighted average diluted shares outstanding	29,666	25,869

Adjusted Diluted EPS	$4.83	$3.80	27.1%

	For the Twelve Months Ended
	December 31, 2020	December 31, 2019	Percent Change

Net Income (Loss)	$360,286	$(293,113)	222.9%
Impact from:
CARES Act grant income[1]	(151,590)	-
Customer incentive asset amortization	39,090	33,135
Special charge	16,265	638,373
Leadership transition costs	6,061	6,736
Noncash expenses and income, net[2]	17,971	18,267
Unrealized loss (gain) on financial instruments	71,053	(75,109)
Other, net[3]	(3,679)	10,830
Income tax effect of reconciling items	23,580	(145,295)
Special tax item[4]	-	(54,272)
Adjusted Net Income	$379,037	$139,552	171.6%

Weighted average diluted shares outstanding	26,690	25,828
Add: dilutive warrant[5]	1,040	758
dilutive restricted stock	-	64
Adjusted weighted average diluted shares outstanding	27,730	26,650

Adjusted Diluted EPS	$13.67	$5.24	160.9%

12

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	December 31, 2020	December 31, 2019	Percent Change

Income (loss) before taxes	$242,461	$(521,818)	146.5%
Impact from:
CARES Act grant income[1]	(67,212)	-
Customer incentive asset amortization	10,676	7,117
Special charge, net	(216)	616,243
Leadership transition costs	128	3,343
Noncash expenses and income, net[2]	4,599	4,524
Unrealized (gain) loss on financial instruments	(2,298)	3,791
Other, net[3]	166	6,177
Adjusted income before income taxes	188,304	119,377	57.7%

Interest expense, net	22,743	24,849
Other income, net	(6,449)	(27,072)
Adjusted operating income	$204,598	$117,154	74.6%

Income tax expense (benefit)	$58,494	$(111,573)
Income tax effect of reconciling items	13,410	(132,754)
Special tax[4]	-	(3)
Adjusted income tax expense (benefit)	45,084	21,184
Adjusted income before income taxes	$188,304	$119,377
Effective tax expense (benefit) rate	24.1%	(21.4)%
Adjusted effective tax expense rate	23.9%	17.7%

	For the Twelve Months Ended
	December 31, 2020	December 31, 2019	Percent Change

Income (loss) before taxes	$496,742	$(472,758)	205.1%
Impact from:
CARES Act grant income[1]	(151,590)	-
Customer incentive asset amortization	39,090	33,135
Special charge	16,265	638,373
Leadership transition costs	6,061	6,736
Noncash expenses and income, net[2]	17,971	18,267
Unrealized loss (gain) on financial instruments	71,053	(75,109)
Other, net[3]	(3,679)	10,830
Adjusted income before income taxes	491,913	159,474	208.5%

Interest expense, net	94,663	97,122
Other income, net	(34,071)	(24,013)
Adjusted operating income	$552,505	$232,583	137.6%

Income tax expense (benefit)	$136,456	$(179,645)
Income tax effect of reconciling items	23,580	(145,295)
Special tax[4]	-	(54,272)
Adjusted income tax expense	112,876	19,922
Adjusted income before income taxes	$491,913	$159,474
Effective tax expense (benefit) rate	27.5%	(38.0)%
Adjusted effective tax expense rate	22.9%	12.5%

13

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands)
(Unaudited)

	For the Three Months Ended
	December 31, 2020	December 31, 2019	Percent Change

Net Income (Loss)	$183,967	$(410,245)	144.8%
Interest expense, net	27,342	29,163
Depreciation and amortization	68,667	60,428
Income tax expense (benefit)	58,494	(111,573)
EBITDA	338,470	(432,227)
CARES Act grant income[1]	(67,212)	-
Customer incentive asset amortization	10,676	7,117
Special charge, net	(216)	616,243
Leadership transition costs	128	3,343
Unrealized (gain) loss on financial instruments	(2,298)	3,791
Other, net[3]	166	6,387
Adjusted EBITDA	$279,714	$204,654	36.7%

	For the Twelve Months Ended
	December 31, 2020	December 31, 2019	Percent Change

Net Income (Loss)	$360,286	$(293,113)	222.9%
Interest expense, net	112,634	113,760
Depreciation and amortization	257,672	251,097
Income tax expense (benefit)	136,456	(179,645)
EBITDA	867,048	(107,901)
CARES Act grant income[1]	(151,590)	-
Customer incentive asset amortization	39,090	33,135
Special charge	16,265	638,373
Leadership transition costs	6,061	6,736
Unrealized loss (gain) on financial instruments	71,053	(75,109)
Other, net[3]	(3,679)	9,542
Adjusted EBITDA	$844,248	$504,776	67.3%

1 CARES Act grant income in 2020 related to income associated with the Payroll Support Program.

2 Noncash expenses and income, net in 2020 and 2019 primarily related to amortization of debt discount on the convertible notes.

3 Other, net in 2020 primarily related to a $7.2 million net gain on the sale of aircraft, costs associated with the Payroll Support Program, costs associated with the refinancing of debt, costs associated with our acquisition of Southern Air and accrual for legal matters and professional fees. Other, net in 2019 primarily related to a loss on the sale of a GEnx engine, a net insurance recovery, loss on early extinguishment of debt, unique training aircraft costs required for a customer contract and costs associated with a customer transaction with warrants, costs associated with our acquisition of Southern Air and accrual for legal matters and professional fees.

4 Special tax item in 2019 represents the income tax benefit from the completion of the 2015 IRS examination that is not related to ongoing operations.

5 Dilutive warrants represent potentially dilutive common shares related to warrants issued to a customer. These warrants are excluded from Diluted EPS, net of taxes prepared in accordance with GAAP when they would have been antidilutive.

14

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	December 31, 2020	December 31, 2019

Net Cash Provided by Operating Activities	$226,834	$107,054
Less:
Capital expenditures	33,799	25,960
Capitalized interest	$397	$331
Free Cash Flow[1]	$192,638	$80,763

	For the Twelve Months Ended
	December 31, 2020	December 31, 2019

Net Cash Provided by Operating Activities	$1,009,542	$300,344
Less:
Capital expenditures	78,933	133,554
Capitalized interest	$925	$2,274
Free Cash Flow[1]	$929,684	$164,516

[1]	Free Cash Flow = Cash Flows from Operations minus Core Capital Expenditures and Capitalized Interest.

Core Capital Expenditures excludes purchases of aircraft.

15

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

	For the Three Months Ended		Increase/	For the Twelve Months Ended		Increase/
	December 31, 2020	December 31, 2019	(Decrease)	December 31, 2020	December 31, 2019	(Decrease)

Block Hours
ACMI	63,992	63,647	345	239,056	245,706	(6,650)
Charter	31,169	20,084	11,085	101,238	72,547	28,691
Cargo	26,712	14,898	11,814	84,461	51,982	32,479
Passenger	4,457	5,186	(729)	16,777	20,565	(3,788)
Other	918	757	161	4,527	2,887	1,640
Total Block Hours	96,079	84,488	11,591	344,821	321,140	23,681

Revenue Per Block Hour
ACMI	$5,278	$5,419	$(141)	$5,066	$5,078	$(12)
Charter	$17,941	$17,976	$(35)	$18,325	$18,000	$325
Cargo	$17,747	$16,630	$1,117	$18,303	$17,164	$1,139
Passenger	$19,109	$21,841	$(2,732)	$18,440	$20,113	$(1,673)

Average Utilization (block hours per day)
ACMI[1]	9.6	8.6	1.0	8.9	8.5	0.4
Charter
Cargo	12.6	8.5	4.1	10.5	8.1	2.4
Passenger	4.9	5.7	(0.8)	4.7	6.1	(1.4)
All Operating Aircraft[1,2]	9.9	8.4	1.5	8.9	8.3	0.6

Fuel
Charter
Average fuel cost per gallon	$1.37	$2.22	$(0.85)	$1.41	$2.27	$(0.86)
Fuel gallons consumed (000s)	95,921	59,487	36,434	313,428	213,253	100,175

[1]	ACMI and All Operating Aircraft averages in the fourth quarter and 12 months of 2020 reflect the impact of increases in the number of CMI aircraft and amount of CMI flying compared with the same periods of 2019.

[2]	Average of All Operating Aircraft excludes Dry Leasing aircraft, which do not contribute to block-hour volumes.

16

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

	For the Three Months Ended		Increase/	For the Twelve Months Ended		Increase/
	December 31, 2020	December 31, 2019	(Decrease)	December 31, 2020	December 31, 2019	(Decrease)

Segment Operating Fleet (average aircraft equivalents during the period)
ACMI[1]
747-8F Cargo	7.9	8.9	(1.0)	8.5	8.5	-
747-400 Cargo	14.8	17.2	(2.4)	13.4	17.9	(4.5)
747-400 Dreamlifter	1.7	3.4	(1.7)	2.4	3.5	(1.1)
777-200 Cargo	8.0	8.0	-	8.0	7.1	0.9
767-300 Cargo	23.0	24.0	(1.0)	23.4	24.9	(1.5)
767-200 Cargo	7.9	9.0	(1.1)	8.7	9.0	(0.3)
767-200 Passenger	1.0	1.0	-	1.0	1.0	-
737-800 Cargo	7.8	4.2	3.6	5.8	2.4	3.4
737-400 Cargo	-	5.0	(5.0)	2.6	5.0	(2.4)
Total	72.1	80.7	(8.6)	73.8	79.3	(5.5)
Charter
747-8F Cargo	2.0	1.0	1.0	1.5	1.5	-
747-400 Cargo	19.1	18.0	1.1	19.2	16.0	3.2
747-400 Passenger	5.0	5.0	-	5.0	4.3	0.7
777-200 Cargo	1.0	-	1.0	0.7	-	0.7
767-300 Cargo	1.0	-	1.0	0.6	-	0.6
767-300 Passenger	4.8	4.9	(0.1)	4.8	4.9	(0.1)
Total	32.9	28.9	4.0	31.8	26.7	5.1
Dry Leasing
777-200 Cargo	7.0	7.0	-	7.0	7.3	(0.3)
767-300 Cargo	21.0	21.0	-	21.0	21.1	(0.1)
757-200 Cargo	-	1.0	(1.0)	0.1	1.0	(0.9)
737-300 Cargo	1.0	1.0	-	1.0	1.0	-
737-800 Passenger	-	1.0	(1.0)	0.2	1.0	(0.8)
Total	29.0	31.0	(2.0)	29.3	31.4	(2.1)
Less: Aircraft Dry Leased to CMI customers	(21.0)	(21.0)	-	(21.0)	(22.6)	(1.6)
Total Operating Average Aircraft Equivalents	113.0	119.6	(6.6)	113.9	114.8	(0.9)

Out-of-Service[2]	0.7	1.0	(0.3)	2.2	0.8	1.4

1 ACMI average fleet excludes spare aircraft provided by CMI customers.

2 Out-of-service includes aircraft that are either temporarily parked or held for sale.

17